UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a Special Meeting of Stockholders held on December 13, 2019 (the “Special Meeting”), the stockholders of Interpace Biosciences, Inc. (the “Company”) authorized the board of directors of the Company (the “Board”), in its discretion, to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”) at a ratio between one-for-five (1:5) and one-for-fifteen (1:15), with such final ratio to be determined by the Board following the Special Meeting (the “Reverse Stock Split”). On January 14, 2020, the Board determined to set the Reverse Stock Split ratio at one-for-ten (1:10) and approved the final form of the Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on January 14, 2020 and the Reverse Stock Split will become effective in accordance with the terms of the Certificate of Amendment at 12:01a.m. Eastern Time on Wednesday, January 15, 2020 (the “Effective Time”).

At the Effective Time, every ten (10) shares of Common Stock issued and outstanding will be automatically combined into one (1) share of issued and outstanding Common Stock, without any change in the par value per share.

Fractional shares will not be issued as a result of the Reverse Stock Split. Instead, any fractional shares of the Company’s Common Stock that would have otherwise resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding how to exchange existing stock certificates for new book-entry statements reflecting the post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action and will see the impact of the Reverse Stock Split automatically reflected in their accounts.

The Common Stock is expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on an adjusted basis on Wednesday, January 15, 2020. There will be no change in the Company’s Nasdaq ticker symbol, “IDXG”. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 46062X 303.

The Reverse Stock Split results in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and warrants, as well as the number of shares of Common Stock eligible for issuance under the Interpace Biosciences, Inc. 2019 Equity Incentive Plan and the Interpace Biosciences, Inc. Employee Stock Purchase Plan.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Amendment to the Certificate of Incorporation of Interpace Biosciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: January 14, 2020